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                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                          TAX INDEMNIFICATION AGREEMENT

      TAX INDEMNIFICATION AGREEMENT, dated as of October 28, 2004 (this "Tax Agreement"), among Calamos Family Partners, Inc., a Delaware corporation (f/k/a Calamos Holdings Inc., "CFP"), Calamos Asset Management, Inc., a Delaware corporation ("CAM"), and Calamos Holdings LLC, a Delaware limited liability company ("CHLLC").

                              W I T N E S S E T H:

      WHEREAS, on or prior to the date hereof, CFP has undertaken the Contribution of all of its assets and liabilities, including all of its ownership interests in the CFP Subsidiaries, to CHLLC, and the Conversion of each of the CFP Subsidiaries into a limited liability company in accordance with Delaware law;

      WHEREAS, CAM intends to consummate a Public Offering and use the net proceeds (after the payment of expenses) to acquire membership interests in CHLLC; and

      WHEREAS, CFP, CHLLC and CAM desire to address certain matters between them in respect of the allocation of taxable income and liability for Income Taxes for taxable periods (and portions of taxable periods) prior to the Public Offering;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFP, CHLLC and CAM agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

    1.1.  DEFINITIONS.

      The following terms are used in this Tax Agreement:

      "Closing Date" means the date on which the Public Offering closes.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contribution" means the contribution by CFP of all of its assets, including all of CFP's ownership interests in the CFP Subsidiaries, to CHLLC, and the assumption by CHLLC of all of the liabilities of CFP, pursuant to the Contribution Agreement, dated as of October 28, 2004, between CFP and CHLLC.

      "Conversion" means the merger of Calamos Partners, Inc., an Illinois corporation, with and into Calamos Partners LLC, a Delaware limited liability company; the merger of Calamos Asset Management, Inc., an Illinois corporation, with and into Calamos Advisors LLC, a

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Delaware limited liability company; the merger of Calamos Financial Services,
Inc., an Illinois corporation with and into Calamos Financial Services LLC, a Delaware limited liability company; and the merger of Calamos Property Management, Inc., an Illinois corporation, with and into Calamos Property Management LLC, a Delaware limited liability company.

      "Final Determination" means, with respect to any Income Tax liability, (i) a "determination" within the meaning of Section 1313(a) of the Code and the Treasury regulations thereunder, (ii) a comparable determination of an Income Tax liability under applicable state, local or non-U.S. Tax law or (iii) any other event that the parties hereto agree is a final resolution of the Income Tax liability at issue.

      "Income Tax" or "Income Taxes" means any and all Taxes based upon or measured by overall net or gross income or overall gross receipts, and franchise Taxes imposed in lieu thereof.

      "Post-Closing Period" means any taxable period (or portion of a taxable period) beginning after the Closing Date.

      "Public Offering" means the initial offering of shares of Class A Common Stock, $0.01 par value per share, of CAM pursuant to the Registration Statement on Form S-1 (Registration No. 333-117847) originally filed by CAM with the Securities and Exchange Commission on August 2, 2004, as amended.

      "Pre-Closing Period" means any taxable period (or portion of a taxable period) ending on or before the Closing Date.

      "CFP Subsidiaries" means, prior to the Conversion, Calamos Partners, Inc., an Illinois corporation, Calamos Asset Management, Inc., an Illinois corporation, Calamos Financial Services, Inc., an Illinois corporation and Calamos Property Management, Inc., an Illinois corporation, and after the Conversion, Calamos Partners LLC, a Delaware limited liability company, Calamos Advisors LLC, a Delaware limited liability company, Calamos Financial Services LLC, a Delaware limited liability company and Calamos Property Management LLC, a Delaware limited liability company.

      "Tax" or "Taxes" means any and all taxes and similar charges (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority.

      "Taxing Authority" means the Internal Revenue Service or any comparable state, local or foreign taxing authority.

      "Tax Benefit" means any amount by which the Income Tax liability of CHLLC or CAM or any of their respective subsidiaries in any taxable period is actually reduced by a loss, deduction or credit arising as a result of a claim, assessment or adjustment with respect to which a payment was made by CFP pursuant to Section 3.1 of this Tax Agreement, after taking into account all other available losses, deductions and credits.

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                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

      2.1.  TAX STATUS OF CFP AND SUBSIDIARIES.

      CFP represents and warrants that at all times since its formation, it has been an "S corporation" within the meaning of section 1361(a)(1) of the Code, and each of the Subsidiaries was an "S corporation" within the meaning of section 1361(a)(1) of the Code at all times from its formation until December 31, 2001 and from that date, until the Conversion, has been a "qualified subchapter S corporation" within the meaning of section 1361(b)(3) of the Code.

      2.2.  TAX STATUS OF CHLLC.

      CFP, CHLLC and CAM acknowledge and agree that, for federal income tax purposes (and, where permitted, state and local income tax purposes), CHLLC will be treated as a "disregarded entity" prior to the Closing Date, and as a partnership on and after the Closing Date. None of CFP, CHLLC or CAM shall make any election or take any other action or position that is inconsistent with such treatment of CHLLC.

      2.3   CONVERSION

      Each of the mergers that is a part of the Conversion will be effective prior to the Closing Date.

                                   ARTICLE III

                                   OBLIGATIONS

      3.1.  LIABILITY FOR INCOME TAXES.

      CFP shall indemnify and hold CHLLC and CAM harmless against any and all Income Taxes imposed on or attributable to CFP or any of CFP's current or former Subsidiaries for any Pre-Closing Period, including any Income Taxes resulting from the Conversion and the Contribution; provided, however, that CFP shall have no liability hereunder for any Income Taxes arising as a result of the filing of any election or amended Tax return, or the taking of other action outside the ordinary course, by CHLLC or CAM (or any of their respective subsidiaries) after the Closing Date without the prior written consent of CFP (which shall not be unreasonably withheld). Any amount owing by CFP under this Section 3.1 shall be paid by CFP to CHLLC or CAM, as applicable, within 60 business days after written notice of a Final Determination of such Income Tax is received by CFP.

      3.2.  REFUNDS AND SIMILAR CREDITS.

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      CFP shall be entitled to any refunds, credits or similar benefits relating to Income Taxes of CFP or any of the Subsidiaries for a Pre-Closing Period, and each of CHLLC and CAM agrees to promptly pay (or cause to be paid) to CFP the amount of any such refund, credit or similar benefit if and when realized by CHLLC or CAM, as applicable, or any of their respective subsidiaries.

      3.3   TAX TREATMENT OF INDEMNITY PAYMENTS/TAX BENEFITS.

      CFP, CHLLC and CAM agree to treat amounts payable by CFP under Section 3.1 of this Tax Agreement as contributions to capital if to CHLLC, or as adjustments to purchase price if to CAM, for all Tax purposes, except to the extent that the laws of a relevant jurisdiction provide otherwise, in which case, payment by CFP shall be made on an after-Tax basis. Notwithstanding anything to the contrary herein, amounts payable by CFP under Section 3.1 of this Tax Agreement shall be made net of any Tax Benefit. Moreover, if CFP makes an indemnity payment pursuant to Section 3.1 of this Tax Agreement, and a related Tax Benefit is obtained in a subsequent taxable period, then promptly after realization of such Tax Benefit, CHLLC or CAM, as applicable, promptly shall pay (or cause to be paid) to CFP an amount equal to such Tax Benefit.

                                   ARTICLE IV

                           CONTESTS/COOPERATION/COSTS

      4.1.  CONTESTS.

      Whenever CHLLC or CAM becomes aware of an audit, examination, administrative or judicial proceeding, or actual or proposed assessment or claim that could give rise to an indemnification obligation of CFP under Article III of this Tax Agreement, CHLLC or CAM (as the case may be) shall promptly give written notice to CFP (which notice shall include copies of written correspondence or other documents received from, or delivered to, the Taxing Authority); provided that the failure to give such notice shall not affect CFP's indemnification obligations under Article III of this Tax Agreement except to the extent that CFP is materially prejudiced by such failure. CFP shall have the sole right to control the conduct of any Tax audit, examination or administrative or judicial proceeding relating to an issue that, if determined adversely to the taxpayer, would be grounds for indemnification by CFP under
Article III of this Tax Agreement (a "Contest"). In the event that the Contest involves CHLLC or CAM or their affiliates, then CHLLC or CAM (as applicable) may participate in the Contest, but shall give, or cause to be given, to CFP all necessary powers of attorney and other authorizations to allow CFP to exercise its control of the Contest hereunder. Notwithstanding anything to the contrary herein, none of CFP, CHLLC or CAM shall settle or compromise any Contest that could materially adversely affect another party to this Tax Agreement without the prior written consent of such other party (which consent shall not be unreasonably withheld).

      4.2.  COOPERATION.

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      CFP, CHLLC and CAM shall provide each other such cooperation and information as may be reasonably requested in connection with the preparation and filing of Tax returns and reports and claims for refund, the conduct, dispute, negotiation and settlement of Tax audits, examinations and other proceedings and any other matters relating to Taxes for Pre-Closing Periods, including (i) by maintaining and making available to each other copies of Tax returns, reports, records and supporting documents, and relevant correspondence with Taxing Authorities and (ii) by keeping each other reasonably informed of any Tax audit, examination or other proceeding in respect of which another party to this Tax Agreement or any of its affiliates may have a liability.

      4.3.  COSTS.

      Except to the extent otherwise provided herein, each of CFP, CHLLC and CAM shall bear its own costs in connection with this Tax Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1.  COUNTERPARTS AND FACSIMILE.

      This Tax Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute a single instrument representing the Tax Agreement among the parties hereto. Transmission of facsimile copies of an executed counterpart of a signature page of this Tax Agreement will have the same effect as delivery of the manually executed counterpart of this Tax Agreement.

      5.2.  CONSTRUCTION OF TERMS.

      Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Tax Agreement.

      5.3.  GOVERNING LAW.

      This Tax Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. All actions arising out of or relating to this Tax Agreement shall be heard and determined exclusively in any Illinois federal court, provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any Illinois state court. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of Illinois for the purpose of any action arising out of or relating to this Tax Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the

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above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Tax Agreement may not be enforced in or by any of the above-named courts.

      SECTION 5.4. WAIVER OF JURY TRIAL.

      Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Tax Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Tax Agreement by, among other things, the mutual waivers and certifications in this Section 5.4.

      5.5.  AMENDMENT AND MODIFICATION.

      This Tax Agreement may be amended, modified or supplemented only by a writing executed by all the parties hereto.

      5.6.  ASSIGNMENT.

      Except by operation of law or in connection with the sale of all or substantially all the assets of a party, this Tax Agreement shall not be assignable, in whole or in part, directly or indirectly without the written consent of the other parties hereto (which will not be unreasonably withheld). Any attempt to assign any rights or obligations arising under this Tax Agreement without such consent shall be void. The provisions of this Tax Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

      5.7.  INTERPRETATION.

      The title, article and section headings contained in this Tax Agreement are solely for the purpose of reference, are not part of the Tax Agreement of the parties, and shall not in any way affect the meaning or interpretation of this Tax Agreement.

      5.8.  SEVERABILITY.

      In the event that any one or more of the provisions of this Tax Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Tax Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provision with an enforceable provision approximating, to the extent possible, the original intent of the parties.

      5.9.  ENTIRE AGREEMENT.

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      This Tax Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Tax Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      5.10. FURTHER ASSURANCES.

      Each party hereto covenants and agrees to take any and all such further actions and to execute, acknowledge and deliver such further instruments, documents and agreements as the other parties hereto may reasonably request in order to effectuate the purposes of this Tax Agreement.

      5.11. CHANGE OF LAW.

      If, due to any change in applicable law or regulations or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Tax Agreement, performance of any provision of this Tax Agreement shall be impracticable or impossible, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same results as are contemplated by such provision.

      5.12. NOTICES.

      All notices under this Tax Agreement shall be validly given if in writing and delivered personally or sent by registered mail, postage prepaid at the respective addresses set forth below:

      if to CFP:

      Calamos Family Partners, Inc.
      1111 E. Warrenville Road
      Naperville, Illinois 60563
      Attention: John P. Calamos, Sr.
      Fax: (630) 245-7511

      if to CHLLC

      Calamos Holdings LLC
      1111 E. Warrenville Road
      Naperville, Illinois 60563
      Attention: James S. Hamman, Jr.
      Fax: (630) 245-7511

      if to CAM:

      Calamos Asset Management, Inc.
      1111 E. Warrenville Road
      Naperville, Illinois 60563
      Attention: James S. Hamman, Jr.
      Fax: (630) 245-7511


or at such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by mail shall be deemed delivered five calendar days after the date mailed.

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      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

                                   CALAMOS FAMILY PARTNERS, INC.

                                   By: /s/ John P. Calamos, Sr.
                                       ----------------------------
                                       Name: John P. Calamos
                                       Title: President

                                   CALAMOS HOLDINGS LLC

                                   Calamos Family Partners, Inc., as Manager

                                   By: Nick P. Calamos
                                       ----------------------------
                                       Name: Nick P. Calamos
                                       Title: Senior Executive Vice President

                                   CALAMOS ASSET MANAGEMENT, INC.

                                   By: /s/ James S. Hamman, Jr.
                                       ----------------------------
                                       Name: James S. Hamman Jr.
                                       Title: Executive Vice President

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